Exhibit 24
THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Steven W. Jemison as attorney of the undersigned, with the full power to execute and file:
(i)	the Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant issuable in connection with The Procter & Gamble 2009 Stock and Incentive Compensation Plan (the “Plan”), as may be revised in accordance with the Company resolution entitled “Authorize Filing of S-8 Registration Statement for The Procter & Gamble 2009 Stock and Incentive Compensation Plan” along with an indeterminate amount of interests to be offered or sold pursuant to the Plan;

(ii)	any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement; and

(iii)	any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney.
IN WITNESS WHEREOF, the undersigned have subscribed to the above as of December 8, 2009.

Signature	Title
/s/ Robert A. McDonald Robert A. McDonald	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer)

/s/ Jon R. Moeller Jon R. Moeller	Chief Financial Officer (Principal Financial Officer)

/s/ Valarie L. Sheppard Valarie L. Sheppard	Comptroller (Principal Accounting Officer)

/s/ Kenneth I. Chenault Kenneth I. Chenault	Director

Signature	Title
/s/ Scott D. Cook Scott D. Cook	Director

/s/ Rajat K. Gupta Rajat K. Gupta	Director

/s/ Charles R. Lee Charles R. Lee	Director

/s/ James McNerney, Jr. W. James McNerney, Jr.	Director

/s/ Johnathan A. Rodgers Johnathan A. Rodgers	Director

/s/ Ralph Snyderman Ralph Snyderman	Director

/s/ Mary Agnes Wilderotter Mary Agnes Wilderotter	Director

/s/ Patricia A. Woertz Patricia A. Woertz	Director

/s/ Ernesto Zedillo Ernesto Zedillo	Director